Exhibit 10.3.2

Execution Copy

AMENDMENT NO. 1 TO

MEMBERSHIP UNIT PURCHASE AGREEMENT

AMENDMENT NO. 1 dated August 8, 2005 (“Amendment No. 1”), to the MEMBERSHIP UNIT PURCHASE AGREEMENT (the “Purchase Agreement”) dated April 1, 2005, by and among ZG ACQUISITION INC., a Delaware corporation (the “Purchaser”), MDC PARTNERS INC., a corporation organized under the federal laws of Canada, Sergio Zyman, ZYMAN GROUP, LLC, a Delaware limited liability company (together with any predecessor company, including Zyman Group, LLC, a Nevada limited liability company, and including its subsidiaries, the “Company”), ZYMAN COMPANY, INC., , and certain other unitholders of the Company thereto (collectively, the “Management Sellers”; together with Zyman, the “Sellers” and each individually, a “Seller”).

WHEREAS, pursuant to an the Purchase Agreement, Purchaser acquired approximately 61.6% of the total outstanding membership units of the Company;

WHEREAS, the parties hereto desire to amend the Purchase Agreement to provide for amended terms and conditions with respect to the 2005 Additional Payment and the 2006 Additional Payment (as such terms are defined in the Purchase Agreement);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment No. 1, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.                                       Capitalized terms used in this Amendment No. 1 and not otherwise defined shall have the meaning given to such terms in the Purchase Agreement.

For purposes of calculating the 2005 Additional Payment and the 2006 Additional Payment, each payable pursuant to Section 2.2.1(iii) of the Purchase Agreement, (a) the “2005 Determination” shall be based on the 12-month period ended June 30, 2006 and (b) the “2006 Determination”, as contemplated by Section 2.2.3(iv), shall be based on the 12-month period ended June 30, 2007.

3.                                       The penultimate sentence of Section 2.2.3(i) is hereby amended in its entirety to read as follows:  “The Accountants shall deliver a copy of the 2005 Determination to Zyman not later than 120 days after June 30, 2006.  The Accountants shall deliver a copy of the 2006 Determination to Zyman not later than 120 days after June 30, 2007.”

4.                                       The references in Sections 2.2.1(iii) and 2.2.3 to calendar and fiscal year ends and calendar and fiscal years are appropriately revised to reflect the 12-month periods ended June 30, 2006 and ended June 30, 2007, and such specific dates, all as referred to in this Amendment above, and further references to audited statements as to fiscal or calendar years are appropriately revised to refer to audited statements for the 12-month periods ending June 30, 2006 and June 30, 2007, as appropriate.

5.                                       As used in the Purchase Agreement, the term “Agreement” shall mean the Purchase Agreement, as from time to time amended (including, without limitation, this Amendment No. 1).

6.                                       Except as set forth above, the Purchase Agreement, as amended herein, shall remain in full force and force without further modification.

7.                                       This Amendment No. 1 may be executed in one or more counterparts, and each such counterpart shall be deemed an original instrument, but all such counterparts taken together shall constitute but one agreement.  Facsimile signatures shall constitute an original.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Purchase Agreement, on the day and year first above written.

ZG ACQUISITION INC.

By:
Name:
Title:

MDC PARTNERS INC.

By:
Name:
Title:

ZYMAN GROUP LLC

By:
Name:
Title:

ZYMAN COMPANY, INC

By:
Name:
Title:

[MANAGEMENT SELLERS]

By:
Name:
Address:

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